UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2007

Tupperware Brands Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-11657	36-4062333
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 2353, Orlando, Florida	32802
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 407-826-5050

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)	Departure of Principal Officer

On August 1, 2007, Tupperware Brands Corporation’s (the Company) Vice President Controller and Principal Accounting Officer, Timothy A. Kulhanek, resigned his position effective August 15, 2007. Mr. Kulhanek has been named Vice President and Chief Financial Officer of the Company’s BeautiControl subsidiary based in Carrollton, Texas.

Item 5.02(c)	Appointment of Principal Officer

Effective August 15, 2007, the Company has appointed Nicholas Poucher, 45, as successor to the position of Vice President Controller and Principal Accounting Officer. Mr. Poucher has been with the Company for 17 years serving in various financial roles in the United States, Europe and Asia Pacific. He currently serves as the Vice President and Chief Financial Officer of Tupperware Europe, Africa and Middle East, a position that he has held since November 2003. Prior thereto, he served as the Vice President and Chief Financial Officer of the Company’s Tupperware Products, S.A. subsidiary since September 2000. Prior to joining the Company, Mr. Poucher worked as a Chartered Accountant in Canada.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUPPERWARE BRANDS CORPORATION
(Registrant)
Date August 1, 2007
/s/ Michael S. Poteshman
Michael S. Poteshman
Executive Vice President and Chief Financial Officer